Exhibit 99.1

MCG Capital Corporation PRESS RELEASE

1100 Wilson Boulevard

Suite 3000 Contact: Michael McDonnell

Arlington, VA 22209 (703) 562-7110

(703) 247-7500 MMcDonnell@MCGCapital.com

(703) 247-7505 (FAX)

MCGCapital.com

FOR IMMEDIATE RELEASE

MCG Capital Announces Results of Voting at 2008 Annual Meeting of Stockholders

ARLINGTON, VA - April 24, 2008 - MCG Capital Corporation (Nasdaq: MCGC) (the "Company") announced today the results of the voting at its 2008 Annual Meeting of Stockholders held on April 23, 2008 at the Hay Adams Hotel in Washington, D.C. Each of the four nominees for the Company's Board of Directors, Robert J. Merrick, B. Hagen Saville, Wallace B. Millner, III and Richard W. Neu, were re-elected by the stockholders for a three-year term.

In addition, the following four proposals were approved by the stockholders:

  The ratification of the selection of the independent registered public accounting firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2008;
  The authorization of flexibility for the Company, with approval of its Board of Directors, to sell shares of its common stock at a price below the Company's then current net asset value per share;
  An amendment to the Company's 2006 Employee Restricted Stock Plan to remove the provision restricting the grant of shares at a time when the Company's common stock is trading at a price below the Company's net asset value per share; and
  An amendment to the Company's 2006 Non-Employee Director Restricted Stock Plan to remove the provision restricting the grant of shares at a time when the Company's common stock is trading at a price below the Company's net asset value per share.

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. Our investment objective is to achieve current income and capital gains. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company's future plans and objectives. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.